Exhibit 5.1

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

June 9, 2021

Sigma Labs, Inc.

3900 Paseo del Sol

Santa Fe, New Mexico 87507

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the filing by Sigma Labs, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), relating to the offer and sale by the selling stockholders named in the Prospectus of up to 2,602,143 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share, that are issuable upon the exercise of certain of the Company’s outstanding warrants as described in the Prospectus (the “Warrants”). We have assumed that the Warrant Shares will be offered and sold in the manner described in the Prospectus.

We have acted as counsel for the Company in connection with the Registration Statement. For purposes of this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus and such other documents, records, certificates and other instruments as we have deemed necessary or appropriate.

Our opinions herein are expressed solely with respect to the federal laws of the United States and the Nevada General Corporation Law (including applicable rules and regulations promulgated under the Nevada General Corporation Law and applicable reported judicial decisions interpreting the Nevada General Corporation Law).

Based upon and subject to the foregoing, we are of the opinion that the Warrant Shares, if and when issued and paid for upon exercise of the Warrants as described in the Prospectus and in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to your filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

This opinion letter may be used only in connection with the offer and sale of the Warrant Shares while the Registration Statement remains effective.

Very truly yours,

/s/ TROYGOULD PC